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                                                                   EXHIBIT 10.07

                      AMENDMENT TO SECURED BALLOON PAYMENT
                           BRIDGE LOAN PROMISSORY NOTE


     THIS AMENDMENT TO SECURED BALLOON PAYMENT BRIDGE LOAN PROMISSORY NOTE (this "Amendment") is made this 29 day of May, 2001 by and between INTUIT INC., a Delaware corporation ("Intuit"), and THOMAS A. ALLANSON and MARYE ALLANSON, husband and wife (collectively, "Borrowers").

                                    RECITALS

     A. Borrowers have executed and delivered to Intuit that certain Secured Balloon Payment Bridge Loan Promissory Note dated as of October 16, 2000 in the original principal amount of $1,305,000.00 (as amended, extended, replaced, renewed, restated or otherwise modified from time to time, the "Note"). The Note is secured by that certain Deed of Trust with Assignment of Rents dated as of October 16, 2000 and recorded October 17, 2000 in the Official Records of San Diego County, California, as Instrument Number _____________.

     B. Borrowers and Intuit have agreed to extend the Maturity Date (as defined in the Note) as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Intuit hereby agree as follows:

     1. Amendment to Note. The Note is hereby amended by deleting the reference to "April 12, 2001 (the "Maturity Date")" set forth in paragraph 1 of the Note and substituting therefor a reference to "July 31, 2001 (the "Maturity Date")".

     2. Confirmation of Principal Balance. The parties acknowledge and agree that as of the date of this Amendment, the outstanding principal balance under the Note is $1,305,000.00.

     3. Ratification of Note. Except as specifically amended hereby, all of the provisions of the Note shall remain unamended and in full force and effect. Borrowers hereby ratify, affirm, acknowledge and agree that the Note, as amended hereby, represents a valid and enforceable obligation of the Borrowers.

     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     5. Severability. If any term, provision, covenant or condition of this Amendment or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

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     6.   Successors and Assigns. The provisions of this Amendment shall be binding upon and inure solely to the benefit of Intuit and Borrowers, and their respective heirs, legal representatives, successors and assigns.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one agreement.

     IN   WITNESS WHEREOF, Borrowers and Intuit have executed this Amendment as of the date first set forth above.

BORROWERS:


/s/  Thomas A. Allanson
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THOMAS A. ALLANSON


/s/  Marye Allanson
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MARYE ALLANSON


INTUIT:

INTUIT INC.,
a Delaware corporation

By: /s/ Stephen M. Bennett
   ------------------------------------
Name:  Stephen M. Bennett
     ----------------------------------
Title: President and Chief Executive
      ---------------------------------
       Officer
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